UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2013

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 201-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director

Effective December 23, 2013, the Board of Directors of the Company appointed Mitch Daniels to the Company’s Board of Directors, to hold office for a term expiring at the Annual Meeting of Shareholders to be held in May 2015. Mr Daniels fills a newly created Class II Director seat.

In connection with the appointment to the Company’s Board of Directors, the Board of Directors also named Mr. Daniels to the Company’s Audit, Compensation and Nominating, Governance & Public Policy Committees, effective December 23, 2013.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws

The Board of Directors of the Company adopted a resolution effective December 23, 2013, to amend the Amended & Restated Bylaws of the Company dated September 16, 2008 (as amended March 31, 2010, and March 9, 2011) (the “Bylaws”), to increase the size of the Board of Directors from eight (8) to nine (9).

Amendment No. 3 of the Bylaws, effective December 23, 2013, is attached as Exhibit 3.1 to this report and is incorporated herein by reference. Attached as Exhibit 3.2 to this report, is a complete copy of the Bylaws as amended, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1    Amendment No. 3 to the Company’s Amended and Restated Bylaws

3.2    Amended and Restated Bylaws, as amended December 23, 2013

99.1    Press Release of Cerner Corporation dated December 23, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: December 23, 2013	By:	/s/ Randy D. Sims
Randy D. Sims, Senior Vice President, Chief
Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 3 to the Company’s Amended and Restated Bylaws

3.2	Amended and Restated Bylaws, as amended December 23, 2013

99.1	Press Release of Cerner Corporation dated December 23, 2013